UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of the report (Date of earliest event reported): July 17, 2017

CHURCH & DWIGHT CO., INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10585	13-4996950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Charles Ewing Boulevard, Ewing, New Jersey		08628
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (609) 806-1200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 17, 2017, Church & Dwight Co., Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Agreement”) with PIK Holdings, Inc. (“Waterpik”), the stockholders of Waterpik (the “Company Stockholders”) and MidOcean Partners III, L.P. in its capacity as a Company Stockholder and as the representative of the Company Stockholders (the “Representative”), pursuant to which the Company agreed to acquire all of the issued and outstanding shares of capital stock of Waterpik (the “Acquisition”). Waterpik is a water-jet technology company that designs and sells both oral water flossers and shower heads. Pursuant to the terms of the Agreement, the total purchase price of Waterpik’s outstanding shares of capital stock (the “Waterpik Shares”), which is subject to adjustment based on the closing working capital of Waterpik and its subsidiaries, consists of total cash consideration of approximately $1.033 billion.

The closing of the transaction is expected to occur in the third quarter of 2017 and is subject to the expiration or termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the accuracy of the representations and warranties of Waterpik and the Company Stockholders contained in the Agreement (subject to certain materiality standards), including the absence of any material adverse effect on Waterpik, and other customary closing conditions. The closing of the Acquisition is not subject to any financing condition. The Company expects to finance the Acquisition with debt.

The Agreement contains certain customary pre-closing covenants and certain customary termination rights, including the right of either the Company or the Representative to terminate the Agreement if the Acquisition is not consummated on or before October 16, 2017.

Certain outstanding options held by Waterpik’s management will be exchanged at the closing of the Acquisition for options to purchase shares of common stock of the Company. All other vested options to purchase Waterpik Shares that have not been exercised prior to the closing will be cancelled and converted into the right to receive cash consideration in an amount determined in accordance with the terms of the Agreement.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Agreement, a copy of which is filed herewith as Exhibit 2.1 and incorporated herein by reference.

The Agreement has been included to provide investors and stockholders with information regarding its terms and is not intended to provide any other factual, business or operational information about the Company or Waterpik. The Agreement contains representations and warranties that the parties made to, and solely for, the benefit of one another. The assertions embodied in such representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with the Agreement. Accordingly, investors and stockholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Agreement and are modified by the underlying disclosure schedules. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

FORWARD-LOOKING STATEMENTS

The Company’s statements related to the proposed acquisition of Waterpik contain forward-looking statements, including, among others, statements relating to the consummation, financing and impact of the Waterpik acquisition. These statements represent the intentions, plans, expectations and beliefs of the Company, and are based on assumptions that the Company believes are reasonable but may prove to be incorrect. In addition, these statements are subject to risks, uncertainties and other factors, many of which are outside the Company’s control and could cause actual results to differ materially from such forward-looking statements. Uncertainties include assumptions as to market growth and consumer demand. Factors that could cause such differences include, without limitation, the risk that Waterpik will not be integrated successfully, the risk that the cost savings from the transaction will not be fully realized or will take longer to realize than expected, and the ability of management to execute its plans with respect to the Company’s initiatives, and the other factors discussed in “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and subsequent filings with the SEC.

Item 7.01.	Regulation FD Disclosure.

On July 17, 2017, the Company issued a press release announcing its entry into the Agreement and providing additional information. This press release is furnished herewith as Exhibit 99.1 pursuant to this Item 7.01, and, as such, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such section.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1*	Stock Purchase Agreement, dated as of July 17, 2017, among Church & Dwight Co., Inc., PIK Holdings, Inc., the Representative and the stockholders party thereto

99.1	Church & Dwight Co., Inc. press release, dated July 17, 2017

*	Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K and the Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule and/or exhibit upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHURCH & DWIGHT CO., INC.

Date: July 17, 2017	By:	/s/ Patrick de Maynadier
	Name:	Patrick de Maynadier
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1*	Stock Purchase Agreement, dated as of July 17, 2017, among Church & Dwight Co., Inc., PIK Holdings, Inc., the Representative and the stockholders party thereto

99.1	Church & Dwight Co., Inc. press release, dated July 17, 2017

*	Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K and the Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule and/or exhibit upon request.